Exhibit 99.1

GLOBAL NET LEASE ANNOUNCES RELEASE DATE

FOR FOURTH AND FULL YEAR 2019 RESULTS

NEW YORK – January 30, 2020 – Global Net Lease, Inc. (NYSE: GNL) (“GNL” or the “Company”) announced today it will release its financial results for the fourth quarter and year ended December 31, 2019 on Wednesday, February 26, 2020 before the start of trading on the New York Stock Exchange.

The Company will host a conference call and audio webcast on Wednesday, February 26, 2020, beginning at 11:00 a.m. ET, to discuss the fourth quarter and full year results and provide commentary on business performance. The call will be conducted by GNL’s management team and a question and answer session with analysts and investors will follow the prepared remarks.

Dial-in instructions for the conference call and the replay are outlined below. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the GNL website, www.globalnetlease.com, in the "Investor Relations" section. To listen to the live call, please go to the "Investor Relations" section of the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the GNL website.

Conference Call Details

Live Call

Dial-In (Toll Free): 1-888-317-6003

International Dial-In: 1-412-317-6061

Canada Dial-In (Toll Free): 1-866-284-3684

Participant Elite Entry Number: 0204255

Conference Replay*

Domestic Dial-In (Toll Free): 1-877-344-7529

International Dial-In: 1-412-317-0088

Canada Dial-In (Toll Free): 1-855-669-9658

Conference Number: 10138772

*Available one hour after the end of the conference call through May 26, 2020.

About Global Net Lease, Inc.

Global Net Lease, Inc. (NYSE: GNL) is a publicly traded real estate investment trust listed on the NYSE focused on acquiring a diversified global portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant, mission critical income producing net-leased assets across the United States, Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “would,” or similar expressions indicate a forward-looking statement, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of GNL’s most recent Annual Report on Form 10-K for the year ended December 31, 2018 filed February 28, 2019 and all other filings filed with the Securities and Exchange Commission after that date. Further, forward looking statements speak only as of the date they are made, and GNL undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law.

Contacts:

Investors and Media:

Email: investorrelations@globalnetlease.com Phone: (212) 415-6510